UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2007
MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota		55437

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.02. Results of Operations and Financial Condition
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a)
On February 27, 2007, the Audit and Finance Committee of the Board of Directors of MGI PHARMA, INC., in consultation with management of the Company, concluded that the consolidated financial statements included in the Company’s Form 10-Q for the quarterly periods ended June 30, 2006 (the “Second Quarter 10-Q”) and September 30, 2006 (the “Third Quarter 10-Q”) should no longer be relied upon because of the need to restate the consolidated financial statements set forth therein. The Company is filing an amendment to each of the Second Quarter 10-Q and the Third Quarter 10-Q on Form 10-Q/A.
The effect of the restatement will impact the disclosures made in the Condensed Consolidated Statements of Cash Flows for the year-to-date periods ended June 30, 2006 and September 30, 2006, and related management discussion and analysis disclosures. The restatement corrects errors in the Condensed Consolidated Statements of Cash Flows related to the classification of a license payment and the netting of cash flows from a variable interest entity in cash from operating activities. In the second quarter of 2006, the correction for netting the cash flows of the variable interest entity, Symphony Neuro Development Company (“SNDC”), will decrease cash flows from operating activities by $4.9 million and will increase cash flows from investing activities by $4.9 million. In the third quarter of 2006, the correction for a $5 million SuperGen license payment, previously classified within investing activities, and the carryforward correction for SNDC from the second quarter will increase cash flows from investing activities by $9.9 million and will decrease cash flows from operating activities by $9.9 million. There is no net change to cash and cash equivalents, and no impact on the Condensed Consolidated Statements of Operations or to the Condensed Consolidated Balance Sheets as originally filed. The Audit and Finance Committee has discussed the errors giving rise to these restatements with its independent registered public accounting firm, KPMG LLP. On March 1, 2007, the Company issued a press release announcing the amended Forms 10-Q/A and the restatement, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The following tables set forth the effects of the restatement on the Condensed Consolidated Statement of Cash Flows for the year-to-date periods ended June 30, 2006 and September 30, 2006. There was no impact to the balance of cash and cash equivalents.
MGI PHARMA, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
For the Six Months Ended June 30, 2006

	As
	originally	SNDC
	reported	Adjustment	As restated
Net cash provided by (used in) operating activities	$3,631	($4,898)	($1,267)
Net cash used in investing activities	(44,040)	4,898	(39,142)
Net cash provided by financing activities	6,625	0	6,625

Decrease in cash and cash equivalents	($33,784)	$0	($33,784)

MGI PHARMA, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
For the Nine Months Ended September 30, 2006

	As		License
	originally	SNDC	Payment	As
	reported	Adjustment	Adjustment	restated
Net cash provided by (used in) operating activities	$23,099	($4,898)	($5,000)	$13,201
Net cash used in investing activities	(36,036)	4,898	5,000	(26,138)
Net cash provided by financing activities	11,851	0	0	11,851

Decrease in cash and cash equivalents	($1,086)	$0	$0	($1,086)

Item 9.01. Financial Statements and Exhibit

Exhibit Number	Exhibit
99.1	Press Release dated March 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.

Date: March 1, 2007	By:	/s/ William F. Spengler

William F. Spengler
Executive Vice President and Chief Financial Officer

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